NUMBER

SHARES

claimsnet.com

INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

COMMON STOCK
PAR VALUE $.001 PER SHARE

~~CUSIP 179570 10 4~~

SEE REVERSE FOR CERTAIN DEFINITIONS

CUSIP 89355M 10 5

THIS CERTIFIES that

is the owner of

FULLY PAID AND NON-ASSESSABLE SHARES OF THE COMMON STOCK, PAR VALUE $.001 PER SHARE, OF

CLAIMSNET.COM INC.

NAME CHANGED TO
TRANSCOASTAL CORPORATION

PAR VALUE CHANGED
TO $0.001

(the "Corporation") transferable on the books of the Corporation by the holder hereof in person or by duly authorized Attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid until countersigned and registered by the Transfer Agent and Registrar.

WITNESS the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

Dated:

CORPORATE SECRETARY

CLAIMSNET • COM INC. CORPORATE SEAL 1997 DELAWARE

CHIEF EXECUTIVE OFFICER

Countersigned and Registered:
CONTINENTAL STOCK TRANSFER & TRUST COMPANY
(JERSEY CITY, NJ)
Transfer Agent and Registrar,

By

Authorized Signature

ABnote North America
711 ARMSTRONG LANE
COLUMBIA, TENNESSEE 38401
(931) 388-3003
SALES: HOLLY GRONER 931-490-7660

PROOF OF: JULY 24, 2013
TRANSCOASTAL CORPORATION
WO- 7312 FACE
OPERATOR: MR
NEW

Colors Selected for Printing: RED IMPRINT AND SILVEROUT AND OVERPRINT

COLOR: This proof was printed from a digital file or artwork on a graphics quality, color laser printer. It is a good representation of the color as it will appear on the final product. However, it is not an exact color rendition, and the final printed product may appear slightly different from the proof due to the difference between the dyes and printing ink.

NOTE: TEXT RECEIVED BY MODEM OR E-MAIL IS NOT PROOFREAD WORD FOR WORD.

PLEASE INITIAL THE APPROPRIATE SELECTION FOR THIS PROOF: ☐ OK AS IS ☐ OK WITH CHANGES ☐ MAKE CHANGES AND SEND ANOTHER PROOF

PREVIOUSLY PRINTED CERTIFICATE SCANNED FOR PROOFING.